UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2015

PMFG, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-357-6181

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 3, 2015, PMFG, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CECO Environmental Corp., a Delaware corporation (“CECO”), and two direct wholly owned subsidiaries of CECO, Top Gear Acquisition Inc., a Delaware corporation (“Merger Sub I”), and Top Gear Acquisition II LLC, a Delaware limited liability company (“Merger Sub II” and together with Merger Sub I, collectively, the “Merger Subs”). Pursuant to the Merger Agreement, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of CECO. Immediately following consummation of the First Merger, the Company will merge with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger, as a wholly owned subsidiary of CECO.

The Boards of Directors of the Company and CECO have each unanimously approved the Merger Agreement. The Merger Agreement is subject to approval by the Company’s stockholders. The Board of Directors of the Company (the “Company Board”) recommends that the Company’s stockholders adopt the Merger Agreement.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the First Merger (the “Effective Time”), each then issued and outstanding share of common stock (the “Company Common Stock”) of the Company (except shares owned by a subsidiary of the Company and shares held by stockholders who exercise their appraisal rights under Delaware law) will be cancelled and converted into the right to receive, at the election of the holder, subject to proration, either:

•	$6.85 per share in cash, without interest (the “Cash Consideration”); or

•	a number of shares of CECO common stock (“CECO Common Stock”), equal to a fraction (the “Exchange Ratio”), the numerator of which is $6.85 and the denominator of which is the volume-weighted average trading price as reported on the NASDAQ Global Market (the “VWAP Price”) of CECO Common Stock for the 15 consecutive trading days ending on the trading date immediately preceding the closing date of the Merger Agreement (the “Stock Consideration”); provided that the Stock Consideration is subject to a collar such that (1) if the VWAP Price is less than or equal to $10.61, then the Exchange Ratio will be 0.6456 shares of CECO Common Stock for each share of Company Common Stock, and (2) if the VWAP Price is greater than or equal to $12.97, then the Exchange Ratio will be 0.5282 shares of CECO Common Stock for each share of Company Common Stock. The net effect of this collar mechanism is that no further increase in the Exchange Ratio will be made if the CECO trading price is less than $10.61, and no further decrease in the Exchange Ratio will be made if the CECO trading price is greater than $12.97.

In the aggregate, elections for the Cash Consideration and Stock Consideration are subject to proration so that approximately 45% of the outstanding shares of Company Common Stock will be exchanged for Cash Consideration and approximately 55% for Stock Consideration. No fractional shares of CECO Common Stock will be issued in the First Merger, and the Company’s stockholders will receive cash in lieu of any fractional shares in the First Merger.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the Effective Time, each outstanding option to purchase Company Common Stock will be fully vested, cancelled and converted into the right to receive a cash payment equal to the excess value, if any, of the Cash Consideration that would be delivered in respect of the number of shares of Company Common Stock underlying such option over the exercise price for such option. Except for any restricted stock unit awards that may be issued following execution of the Merger Agreement, each outstanding restricted stock unit issued under any Company equity plan will be fully vested, cancelled and converted into the right to receive a cash payment equal to the Cash Consideration that would be delivered in respect of the number of shares of Company Common Stock underlying such restricted stock unit award. Each outstanding share of restricted stock issued under any Company equity plan will become fully vested and the restrictions applicable thereto will lapse, and such share will be treated as an outstanding share of Company Common Stock.

The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Whether it so qualifies depends upon certain factors including the price of CECO Common Stock (as hereinafter defined) at the Effective Time.

The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to solicit, receive, evaluate and engage in discussions and negotiations with respect to competing proposals through July 7, 2015 (the “Go-Shop Expiration Date”). After that date, the Company may continue discussions with any “Excluded Party,” defined as a party (or group of parties) that submits a written proposal prior to the Go-Shop Expiration Date that the Company Board believes in good faith, after consultation with outside legal counsel and a financial advisor, constitutes or would reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement) until receipt of the Company’s stockholder approval of the Merger Agreement. Before the Merger Agreement is approved by the Company’s stockholders, the Company may terminate the Merger Agreement to enter into a Superior Proposal, provided that the Company complies with the requirements under the Merger Agreement, including, among other things, giving 24 hours’ advance notice to CECO and negotiating with CECO in good faith to make any adjustments to the Merger Agreement, if any are offered by CECO. If the Company terminates the Merger Agreement in connection with a Superior Proposal submitted by an Excluded Party, the Company will pay CECO a termination fee of $1.6 million and reimburse CECO’s expenses in an amount up to an additional $1.6 million.

After the Go-Shop Expiration Date, the Company is subject to restrictions on its ability to solicit third-party proposals, provide information and engage in discussions with third parties other than continuing Excluded Parties. Until receipt of the Company’s stockholder approval of the Merger Agreement the Company may, subject to the requirements of the Merger Agreement, provide information and participate in discussions with respect to unsolicited third-party proposals submitted after the Go-Shop Expiration Date (other than from a continuing Excluded Party) that the Company Board believes in good faith, after consultation with its independent financial advisors and outside counsel, constitutes or would reasonably be expected to result in a Superior Proposal. If the Company terminates the Merger Agreement in connection with a Superior Proposal that is not submitted by an Excluded Party, the Company must pay CECO the Company Termination Fee (as defined below). The Company Termination Fee is also payable in other limited circumstances involving a competing proposal and termination of the Merger Agreement.

Consummation of the First Merger is subject to various closing conditions, including, among other things, (1) the adoption of the Merger Agreement by the Company’s stockholders, (2) the approval of the issuance of the shares of CECO Common Stock constituting the Stock Consideration by CECO’s stockholders, (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the absence of any legal restraints or prohibitions on the consummation of the Mergers, and (5) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) with respect to the shares of CECO Common Stock constituting the Stock Consideration. The obligation of each party to consummate the First Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and the other party not having suffered a material adverse effect.

The Merger Agreement contains certain negotiated representations, warranties and covenants. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of CECO and the Company to conduct their respective businesses in all material respects in the ordinary course.

In connection with the Mergers, CECO has received a financing commitment to increase and amend its existing senior credit facility (the “CECO Financing”). In the event of a failure of the CECO Financing, the Company, at its option, can either (1) seek specific performance to require CECO to take action to enforce its rights with respect to the CECO Financing or (2) receive the CECO Termination Fee (as defined below), which, absent a willful breach, will be the Company’s sole and exclusive remedy.

The Merger Agreement contains certain termination rights for each of the Company and CECO, including the right of each party to terminate the Merger Agreement if the First Merger has not been consummated by November 30, 2015 (the “Drop Dead Date”).

Pursuant to the Merger Agreement, CECO will be entitled to receive a termination fee of $4.8 million from the Company (the “Company Termination Fee”) in the event that:

•	the Merger Agreement is terminated by the Company in order to enter into an agreement relating to a Superior Proposal not by any Excluded Party;

•	prior to the Company’s stockholders adopting the Merger Agreement, the Merger Agreement is terminated by CECO because (1) the Company Board changes or withholds its recommendation relating to the vote on the Merger Agreement by the Company’s stockholders, (2) the Company Board fails to call a special meeting of the Company’s stockholders to consider adoption of the Merger Agreement, (3) the Company Board fails to recommend against any publicly disclosed third party tender or exchange offer, (4) the Company’s Board, upon request of CECO following any public proposal or public offer from a third party directed to the Company, fails to publicly affirm the Company Board’s recommendation to approve the Merger Agreement, or (5) the Company materially breaches its non-solicitation obligations under the Merger Agreement;

•	the Merger Agreement is terminated by CECO because the Company willfully breaches its representations, warranties or covenants under the Merger Agreement; or

•	the Merger Agreement is terminated (1)(a) prior to the Company’s stockholders adopting the Merger Agreement, by either party following the Drop Dead Date, (b) by CECO due to the failure of the Company’s stockholders to adopt the Merger Agreement, or (c) by CECO because the Company willfully breaches its representations, warranties or covenants under the Merger Agreement and (2) prior to such termination of the Merger Agreement, (a) a third party (other than an Excluded Party) made a competing acquisition proposal and (b) within 12 months following such termination of the Merger Agreement, the Company consummates a transaction with such third party.

The Company will reimburse CECO for up to $1.6 million in out-of-pocket expenses if the Company’s stockholders do not adopt the Merger Agreement (which expenses will offset any Company Termination Fee that may otherwise be payable by the Company).

Pursuant to the Merger Agreement, the Company will be entitled to receive from CECO a termination fee of $9.6 million (the “CECO Termination Fee”) in the event that the Merger Agreement is terminated (1) by the Company due to (a) a failure to obtain CECO Financing; or (b) CECO’s board of directors changing or withholding its recommendation that CECO’s stockholders approve the issuance of the shares of CECO Common Stock constituting the Stock Consideration; or (c) CECO’s failure to call a special meeting of CECO’s stockholders to vote on the issuance of the shares of CECO Common Stock constituting the Stock Consideration; or (d) CECO’s willful breach of its covenants, representations or warranties under the Merger Agreement; or (2) by either party due to CECO’s stockholders failing to approve the shares of CECO Common Stock constituting the Stock Consideration, provided that the failure to obtain such approval was due to a breach of the Voting Agreement (as defined below).

In a circumstance in which the CECO Termination Fee is not payable, CECO will reimburse the Company for up to $1.0 million in out-of-pocket expenses if CECO’s stockholders do not approve the shares of CECO Common Stock constituting the Stock Consideration.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of CECO and the Merger Subs. In addition, such representations and warranties (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by certain disclosures made to CECO and the Merger Subs not reflected in the text of the Merger Agreement, (3) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement or other specific dates and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other reports and documents that the Company files with the SEC.

Voting Agreement

In connection with the execution of the Merger Agreement, on May 3, 2015, Icarus Investment Corp. and Jason DeZwirek, stockholders of CECO holding an aggregate of approximately 15.0% of CECO Common Stock, entered into a Voting Agreement with the Company (the “Voting Agreement”). Pursuant to the Voting Agreement, Icarus Investment Corp. and Jason DeZwirek have each agreed to vote all shares of CECO Common Stock in favor of the issuance by CECO of shares of CECO Common Stock to be issued in connection with the closing of the First Merger and any other action required to consummate the First Merger that may be submitted to a vote of the stockholders of CECO. They also have granted a proxy to the Company to vote their respective shares in such manner.

A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 7.01. Regulation FD Disclosure.

On May 4, 2015, the Company and CECO issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release is furnished here as Exhibit 99.1 and is incorporated herein by reference.

On May 4, 2015, the Company and CECO will hold a joint conference call with investors to provide supplemental information regarding the Mergers. A copy of the Investor Presentation Slides is furnished here as Exhibit 99.2. A copy of the Frequently Asked Questions Distributed to Certain Peerless Employees is furnished here as Exhibit 99.3. A copy of the Talking Points for Telephone Calls to Be Placed to Peerless Customers and Suppliers is furnished here as Exhibit 99.4. A copy of the Memorandum to All Peerless Employees dated May 4, 2015, is furnished here as Exhibit 99.5.

The information contained in, or incorporated into, this Item 7.01, including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Important Information for Investors and Stockholders

The information in this Form 8-K is not a substitute for the prospectus/proxy statement that CECO Environmental Corp. (“CECO”) and PMFG, Inc. (“PMFG”) will file with the SEC, which will include a prospectus with respect to shares of CECO common stock to be issued in the merger and a proxy statement of each of CECO and PMFG in connection with the merger between CECO and PMFG (the “Prospectus/Proxy Statement”). The Prospectus/Proxy Statement will be sent or given to the stockholders of CECO and PMFG when it becomes available and will contain important information about the merger and related matters, including detailed risk factors. CECO’s AND PMFG’s SECURITY HOLDERS ARE ADVISED TO READ THE PROSPECTUS/PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Prospectus/Proxy Statement and other documents that will be filed with the SEC by CECO and PMFG will be available without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) CECO Environmental Corp. by mail at 4625 Red Bank Road Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations, by telephone at 800-333-5475 or by going to CECO’s Investor page on its corporate website at www.cecoenviro.com; or (2) PMFG, Inc. by mail at 14651 North Dallas Parkway Suite 500, Dallas, Texas 75254, Attention: Investor Relations, by telephone at 877-879-7634, or by going to PMFG, Inc.’s Investors page on its corporate website at www.pmfginc.com. A final proxy statement or proxy/prospectus statement will be mailed to stockholders of CECO and PMFG as of their respective record dates.

The information in this Form 8-K is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Proxy Solicitation

CECO and PMFG, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions and may have direct or indirect interests in the proposed transactions. Information about the directors and executive officers of CECO is set forth in the proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 10, 2015, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 18, 2015. Information about the directors and executive officers of PMFG is set forth in the proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on October 16, 2014, and in its Annual Report on Form 10-K for the fiscal year ended June 28, 2014, which was filed with the SEC on September 10, 2014. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the Prospectus/Proxy Statement for such proposed transactions when it becomes available.

Safe Harbor for Forward-Looking Statements

Any statements contained in this Form 8-K other than statements of historical fact, including statements about management’s beliefs and expectations of the proposed merger and related transactions and future results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and should be evaluated accordingly. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “target,” “should,” “may,” “will” and similar expressions and their negative forms are intended to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability to complete the proposed merger and related transactions between CECO and PMFG; the receipt of regulatory and shareholder approvals; the availability of financing contemplated by the bank commitment obtained by CECO; the ability to successfully integrate CECO’s and PMFG’s operations, product lines, technologies and employees; the ability to realize revenue and customer growth opportunities, combined revenue goals, marketing and cost synergies from the proposed merger between CECO and PMFG in a timely manner or at all; factors related to the businesses of CECO and PMFG including economic, political and financial market conditions generally and economic conditions in CECO’s and PMFG’s target markets; dependence on fixed-price contracts and the risks associated with those contracts, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period-to-period due to cyclicality of the businesses; the effect of the merger and related transactions on each of CECO’s and PMFG’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; unknown, underestimated or undisclosed commitments or liabilities; the potential for fluctuations in prices for manufactured components and raw materials; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the substantial amount of debt expected to be incurred in connection with the proposed merger and CECO’s ability to repay or refinance it, incur additional debt in the future or obtain a certain debt coverage ratio; diversion of management time from each of CECO’s and PMFG’s ongoing operations; the impact of federal, state or local government regulations; and the effect of competition in the air pollution control and industrial ventilation industry.

These and other risks and uncertainties are discussed in more detail in CECO’s and PMFG’s current and future filings with the SEC, including CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on March 18, 2015 and PMFG’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on September 10, 2014. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only as of the date the statement is made. All forward-looking statements attributable to CECO or PMFG or persons acting on behalf of either CECO or PMFG are expressly qualified in their entirety by the cautionary statements and risk factors contained in this Form 8-K and CECO’s and PMFG’s respective filings with the SEC. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, neither CECO nor PMFG undertakes any obligation to update or review any forward-looking statement or information, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 3, 2015, by and among PMFG, Inc., CECO Environmental Corp., Top Gear Acquisition Inc. and Top Gear Acquisition II LLC.

10.1	Voting Agreement, dated as of May 3, 2015, by and among PMFG, Inc., Jason DeZwirek and Icarus Investment Corp.

99.1	Joint Press Release, dated May 4, 2015.

99.2	Investor Presentation Slides, dated May 4, 2015.

99.3	Frequently Asked Questions Distributed to Certain Peerless Employees.

99.4	Talking Points for Telephone Calls to Be Placed to Peerless Customers and Suppliers.

99.5	Memorandum to All Peerless Employees, dated May 4, 2015.

*	PMFG, Inc. has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. PMFG, Inc. will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	PMFG, INC.

	By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 3, 2015, by and among PMFG, Inc., CECO Environmental Corp., Top Gear Acquisition Inc. and Top Gear Acquisition II LLC.

10.1	Voting Agreement, dated as of May 3, 2015, by and among PMFG, Inc., Jason DeZwirek and Icarus Investment Corp.

99.1	Joint Press Release, dated May 4, 2015.

99.2	Investor Presentation Slides, dated May 4, 2015.

99.3	Frequently Asked Questions Distributed to Certain Peerless Employees.

99.4	Talking Points for Telephone Calls to Be Placed to Peerless Customers and Suppliers.

99.5	Memorandum to All Peerless Employees, dated May 4, 2015.

*	PMFG, Inc. has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. PMFG, Inc. will furnish a copy of such omitted document to the SEC upon request.